EXHIBIT INDEX



Exhibit
Number         Description
-------       ------------

  99           BankAmerica Corporation press release dated
               January 15, 1997 titled "BankAmerica Fourth Quarter
               Earnings."







4063959

 [BANKAMERICA CORPORATION LOGO APPEARS HERE]                     Exhibit 99

                                                                       NEWS

                                                               For Release:






Contact:    Peter Magnani
            (415) 953-2418


                 BANKAMERICA FOURTH QUARTER EARNINGS

    SAN FRANCISCO, January 15, 1997 -- BankAmerica Corporation (BAC) today reported fourth-quarter 1996 earnings per share and net income of $1.93 and $747 million, respectively, up from $1.74 and $704 million for the same period a year ago. Fourth quarter net income includes the previously announced
$147 million after-tax  gain on the initial  public  offering  of Class A
Common Stock of BA Merchant Services, Inc. (BAMSI), a subsidiary of BAC, which increased earnings per share by $0.40. In addition, fourth quarter net income includes the previously announced pre-tax restructuring charge of $280 million, which reduced earnings per share by $0.46. The return on average common equity for the fourth quarter of 1996 was 15.24 percent, an increase of 28 basis points from the same period a year ago.

    BAC's earnings per share and net income for 1996 were $7.31 and $2,873 million, respectively, up from $6.49 and $2,664 million for 1995. The return on average common equity for 1996 was 15.00 percent, an increase of 42 basis points from 1995.

    "Fourth-quarter results were in line with those of the first three quarters, capping a year of consistent solid performance," David A. Coulter, Chairman and Chief Executive Officer, said. Coulter cited the following fourth-quarter activities as examples of continuing progress in the corporation's efforts toward strategic management of capital:

    o The previously announced completion of the initial public offering of 16.1 million shares of Class A Common Stock of BAMSI, resulting in a $147 million after-tax gain. BAC owns all of the Class B Common Stock of BAMSI, which represents approximately
       65 percent of BAMSI's total common stock;





                              - more -

    o The decision to implement a number of restructurings, mostly in 1997, in wholesale banking, retail banking, and staff support activities, resulting in the previously announced pre-tax charge of $280 million. Approximately $130 million of this charge relates to changes in wholesale banking activities, approximately $100 million relates to changes in domestic retail operations, and the remaining $50 million primarily relates to staff support units;

    o The securitization of $1.0 billion of credit card receivables, bringing the total for the year to $1.5 billion, and the sale of $800 million of residential first mortgages, bringing the total for the year to $2.9 billion; and

    o The issuance of $1.5 billion of tax-advantaged trust originated preferred securities, which qualify as tier 1 risk-based capital.


    FINANCIAL HIGHLIGHTS:

    o Net interest income was down $7 million from the amount reported for the fourth quarter of 1995. BAC's net interest margin for the fourth quarter of 1996 was 4.13 percent, down 31 basis points from the comparable period a year ago, and down 4 basis points from the previous quarter. Excluding the effects of the credit card securitizations during the second half of 1996, net interest income would have increased $28 million from the fourth quarter of 1995 and the net interest margin would have been
       4.17 percent.

    o Noninterest income increased $341 million, or 29 percent, from the fourth quarter of 1995. Excluding the previously discussed gain on the initial public offering of BAMSI common stock, noninterest income increased $194 million from the fourth quarter of 1995, primarily due to increased fees and commissions of $91 million, higher dividends on investment securities of $40 million, and increased gains on the sale of leased property of $28 million.



                                  - Page 2 -

    o Excluding the $280 million restructuring charge, noninterest expense was $1,970 million, up $4 million from the fourth quarter of 1995, but down $29 million from the third-quarter 1996 level. For this comparison, third-quarter 1996 noninterest expense does not include a one-time SAIF assessment of $82 million.

    o The provision for credit losses was $220 million, down $15 million from the third quarter of 1996, but up $90 million from the fourth quarter of 1995. Net credit losses were $207 million for the fourth quarter of 1996, a decline of $19 million, or 8 percent, from the third quarter of 1996.

    o Nonaccrual assets remained essentially unchanged from their September 30, 1996 level. During the fourth quarter of 1996, BAC changed the past due period for nonaccrual residential real estate loans and certain nonaccrual consumer loans that were collateralized by junior mortgages on residential real estate. The maximum period loans can be past due before being placed on nonaccrual status was reduced from 180 days to 90 days. As a result of this change, nonaccrual loans increased by $144 million, while loans past due 90 days or more and still accruing interest decreased by the same amount.

    o In connection with BAC's ongoing efforts to return excess capital to its shareholders, BAC repurchased 4.7 million shares of its common stock during the fourth quarter of 1996 at an average per-share price of $95.39, which reduced stockholders' equity by $450 million. These shares were repurchased on the open market over 41 trading days and represented approximately 10 percent of the total volume of BAC common stock traded on those days. BAC's 1996 common stock repurchases totaled 17.0 million shares at an average-per-share price of $79.39, which reduced common stockholders' equity by $1,351 million. Remaining buyback authority for common stock under the current repurchase program totaled $0.8 billion at December 31, 1996.

                      (end of text, tables follow)


     Look for quarterly earnings on BankAmerica's home page on the Internet
                         http://www.BankAmerica.com

                                - Page 3 -

                 BANKAMERICA CORPORATION AND SUBSIDIARIES
                           FINANCIAL HIGHLIGHTS

                                 TABLE 1
            QUARTERLY SUMMARY OF RESULTS AND STATISTICAL DATA


                                          Fourth     Third     Fourth
     (dollar amounts in millions,        Quarter   Quarter    Quarter
     except per share data)                 1996      1996       1995
                                         -------   -------    -------

 1   Net income                            $ 747     $ 683      $ 704
 1a  Adjusted net income/a/                   NA       731         NA

 2   Earnings per common and common
       equivalent share                     1.93      1.75       1.74
 2a  Adjusted earnings per common
       and common equivalent share/a/         NA      1.88         NA
 3   Earnings per common share --
       assuming full dilution               1.92      1.75       1.74
 3a  Adjusted earnings per
       common share -- assuming
       full dilution/a/                       NA      1.88         NA

     Rate of return (based on net
       income) on:
 4     Average total assets                 1.21%     1.12%      1.20%
 4a    Average total assets,
          as adjusted/a/                      NA      1.19         NA

 5     Average common equity               15.24     14.16      14.96
 5a    Average common equity,
          as adjusted/a/                      NA     15.23         NA

 6   Net interest margin/b/                 4.13      4.17       4.44

 7   Full-time-equivalent staff
       at period end (in thousands)         78.0      78.2       79.9
     Employees at period
       end (in thousands)                   92.1      92.7       95.3
--------------------------------------------------------------------------------

/a/Adjusted to exclude the income  statement effect of the $82 million one-time SAIF assessment in the third quarter of 1996.
/b/The  net  interest  margin  is  computed  on a  tax-equivalent  basis.
   The taxable-equivalent basis adjustments to net interest income were $6 million, $5 million, and $5 million for the fourth quarter of 1996, the third quarter of 1996, and the fourth quarter of 1995, respectively.
NA - Not applicable.

                 BANKAMERICA CORPORATION AND SUBSIDIARIES
                           FINANCIAL HIGHLIGHTS


                                 TABLE 2
             ANNUAL SUMMARY OF RESULTS AND STATISTICAL DATA


                                                           Year Ended
                                                          December 31
     (dollar amounts in millions,                 ------------------
     except per share data)                          1996        1995
                                                   ------      ------

 1   Net income                                    $2,873      $2,664
 1a  Adjusted net income/a/                         2,922          NA

 2   Earnings per common and common
       equivalent share                              7.31        6.49
 2a  Adjusted earnings per common
       and common equivalent share/a/                7.44          NA
 3   Earnings per common share --
       assuming full dilution                        7.30        6.45
 3a  Adjusted earnings per common share --
       assuming full dilution/a/                     7.43          NA

     Rate of return (based on net income) on:
 4     Average total assets                          1.19%       1.17%
 4a    Average total assets, as adjusted/a/          1.21          NA

 5     Average common equity                        15.00       14.58
 5a    Average common equity, as adjusted/a/        15.27          NA

 6   Net interest margin/b/                          4.23        4.51
--------------------------------------------------------------------------------

/a/Adjusted to exclude the income  statement effect of the $82 million one-time SAIF assessment in the third quarter of 1996.
/b/The net  interest  margin is computed  on a  taxable-equivalent  basis.
   The taxable-equivalent basis adjustments to net interest income were $17 million and $25 million for the years ended December 31, 1996 and 1995, respectively.
NA - Not applicable.

                BANKAMERICA CORPORATION AND SUBSIDIARIES
                          FINANCIAL HIGHLIGHTS

                                TABLE 3
                SUMMARY OF RESULTS EXCLUDING THE EFFECTS
                   OF AMORTIZATION OF INTANGIBLES/a/

                                          Fourth     Third     Fourth
   (dollar amounts in millions,          Quarter   Quarter    Quarter
   except per share data)                   1996      1996       1995
                                         -------   -------    -------

 1 Net income                             $  815    $  751     $  774
 2 Earnings per common and common
      equivalent share                      2.11      1.93       1.92
 3 Rate of return on average
      common equity                        16.71%    15.66%     16.57%

                                                           Year Ended
                                                          December 31
                                                    -----------------
                                                      1996       1995
                                                    ------     ------

 4 Net income                                       $3,145     $2,946
 5 Earnings per common and common
      equivalent share                                8.05       7.23
 6 Rate of return on average
      common equity                                  16.52%     16.43%
--------------------------------------------------------------------------------

/a/For purposes of this table, amortization of goodwill and identifiable intangibles was computed based upon the related balance sheet components that are deducted from Tier 1 capital under regulatory guidelines. These amortization amounts were excluded from BAC's results and totaled $68 million, $68 million, and $70 million, for the fourth quarter of 1996, the third quarter of 1996, and the fourth quarter of 1995, respectively, and $272 million and $282 million for the years ended December 31, 1996 and 1995, respectively.

================================================================================

                                TABLE 4
                       TIER 1 CAPITAL GENERATION

                                                           Year Ended
                                                          December 31
                                                  -------------------
   (in millions)                                     1996        1995
                                                  -------     -------

    Generation:
 1    Net income                                  $ 2,873     $ 2,664
 2    Amortization of intangibles                     272         282
 3    Common stock issuances and other                302         631
 4    Trust originated preferred securities         1,500           -
                                                  -------     -------
 5      Total generation                            4,947       3,577

    Applications:
 6    Common stock dividends                         (780)       (684)
 7    Preferred stock dividends                      (185)       (227)
 8    Common stock repurchased                     (1,351)       (926)
 9    Preferred stock repurchased                    (680)       (206)
10    Preferred stock converted to
        common stock                                    -        (248)
                                                  -------     -------
11      Total applications                         (2,996)     (2,291)

12    Capital attributed to growth
        in risk-weighted assets                    (1,243)/a/  (1,182)
                                                  -------     -------
13      Net capital generated                     $   708     $   104
                                                  =======     =======
--------------------------------------------------------------------------------

/a/Amount is preliminary.

                BANKAMERICA CORPORATION AND SUBSIDIARIES
                          FINANCIAL HIGHLIGHTS

                                TABLE 5
                         STOCK AND CAPITAL DATA


   (dollar amounts in millions,          Dec. 31    Sept. 30    Dec. 31
   except per share data)                   1996        1996       1995
                                         -------     -------    -------
 1 Book value per common share          $  51.99    $  50.92   $  47.90
   Common stock cash dividends:
 2    Quarter ended                          193         194        169
 3    Year-to-date                           780         587        684
   Preferred stock cash dividends:
 4    Quarter ended                           44          43         53
 5    Year-to-date                           185         141        227
 6 Number of common shares out-
      standing (in thousands)            355,267     358,826    367,447
   Average number of common and common
      equivalent shares outstanding
      (in thousands):
 7    Quarter ended                      365,487     365,672    374,283
 8    Year-to-date                       368,021     368,866    375,556
   Average number of common  shares
      outstanding  -- assuming
      full dilution (in thousands):
 9    Quarter ended                      366,182     365,885    374,669
10    Year-to-date                       368,552     369,341    378,103
11 Common equity to total assets            7.37%       7.52%      7.57%
12 Total risk-based capital ratio          11.73/a/    11.35      11.48
13 Tier 1 risk-based capital ratio          7.72/a/     7.30       7.35
14 Total risk-based capital             $ 25,922/a/ $ 24,125   $ 23,416
15 Risk-weighted assets                  221,024/a/  212,628    203,995
16 Tier 1 risk-based capital              17,067/a/   15,532     14,991
--------------------------------------------------------------------------------

/a/  Amounts are preliminary.


================================================================================

                                 TABLE 6
                SELECTED AVERAGE BALANCE SHEET COMPONENTS

                                          Fourth      Third     Fourth
                                         Quarter    Quarter    Quarter
   (in millions)                            1996       1996       1995
                                        --------   --------   --------

 1 Available-for-sale securities        $ 11,763   $ 11,373   $  9,951
 2 Held-to-maturity securities             4,160      4,221      6,614
 3 Loans                                 161,545    159,779    151,896
 4 Earning assets                        206,315    206,618    192,587
 5 Total assets                          245,477    243,769    232,269
 6 Deposits                              162,813    161,514    157,300
 7 Interest-bearing liabilities          170,046    171,809    158,311
 8 Common equity                          18,374     17,963     17,239
 9 Total equity                           20,616     20,205     19,862

                BANKAMERICA CORPORATION AND SUBSIDIARIES
                          FINANCIAL HIGHLIGHTS

                                TABLE 7
                            BUSINESS SECTORS


                                              Year Ended December 31, 1996/a/
                                   ---------------------------------------
   (dollar amounts                                         Return
   in billions except                     Average  Average     on  Expense
   for net income, which              Net   Total    Total Common       to
   is in millions)                 Income  Assets Deposits Equity  Revenue/b/
                                   ------  ------ -------- ------  -------

 1 Consumer banking/c,d/           $1,300    $ 91     $ 96  16.85%   56.22%
 2 U.S. Corporate and
      international banking/d,e/    1,039      92       45  19.06    53.80
 3 Middle-market banking/d/           344      22        7  21.44    46.17
 4 Commercial real estate/d/          249      10        2  35.04    23.61
 5 Private banking and
      investment services/d/           84       5        7  17.14    71.24
 6 Other/d/                          (143)     22        5    NM       NM

 7    Total                        $2,873    $242     $162  15.00%   56.91%
                                   ======    ====     ====



                                              Year Ended December 31, 1995/a/
                                   ---------------------------------------
                                                           Return
                                          Average  Average     on  Expense
                                      Net   Total    Total Common       to
                                   Income  Assets Deposits Equity  Revenue/b/
                                   ------  ------ -------- ------  -------
 1 Consumer banking                $1,129    $ 84     $ 96  15.85%   58.12%
 2 U.S. Corporate and
      international banking           829      86       37  15.63    54.69
 3 Middle-market banking              314      20        8  20.14    45.81
 4 Commercial real estate             353      10        2  45.04    26.45
 5 Private banking and
      investment services              58       4        6  12.63    76.26
 6 Other                              (19)     23        5    NM     NM
                                   ------    ----     ----

 7    Total                        $2,664    $227     $154  14.58%   58.08%
                                   ======    ====     ====
--------------------------------------------------------------------------------

/a/Amounts are  preliminary.  For  comparability  purposes,  both 1996 and
   1995 amounts reflect BAC's business-sector allocation methodologies at December 31, 1996.
/b/Excludes net other real estate owned expense and amortization of intangibles. /c/Includes the income statement effect of the third-quarter 1996 one-time SAIF assessment of $82 million, the previously discussed BAMSI gain of $147 million, and approximately $100 million restructuring charge related to domestic retail operations.
/d/Includes the income statement effect of this sector's portion of approximately $50 million of the previously discussed restructuring charge related to staff support units.
/e/Includes the income statement  effect of  approximately  $130 million of the
   previously  discussed   restructuring  charge  related  to  wholesale
   banking activities.
NM - Not meaningful.

                BANKAMERICA CORPORATION AND SUBSIDIARIES
                       FINANCIAL HIGHLIGHTS

                                 TABLE 8
                         TRADING-RELATED INCOME


                                          Fourth     Third     Fourth
                                         Quarter   Quarter    Quarter
   (in millions)                            1996/a/   1996       1995
                                         -------   -------    -------

   Trading income:
 1   Interest rate                          $ 19      $ 17       $ 20
 2   Foreign exchange                         64        64         66
 3   Debt instruments                         51        72         29
                                            ----      ----       ----
 4      Total trading income                $134      $153       $115
                                            ====      ====       ====

   Other trading-related income/b/:
 5   Interest rate                          $ 13      $  5       $ 18
 6   Foreign exchange                          3         4          9
 7   Debt instruments                         53        52         38
                                            ----      ----       ----
 8      Total other trading-related
          income                            $ 69      $ 61       $ 65
                                            ====      ====       ====


                                                           Year Ended
                                                          December 31
                                                   ------------------
                                                     1996/a/     1995
                                                   ------       -----

   Trading income:
 9   Interest rate                                   $ 56        $ 67
10   Foreign exchange                                 316         303
11   Debt instruments                                 258         157
                                                     ----        ----
12      Total trading income                         $630        $527
                                                     ====        ====

   Other trading-related income/b/:
13   Interest rate                                   $ 31        $ 30
14   Foreign exchange                                  20          28
15   Debt instruments                                 208         152
                                                     ----        ----
16      Total other trading-related
          income                                     $259        $210
                                                     ====        ====
--------------------------------------------------------------------------------

/a/Detailed breakouts of total amounts are preliminary.
/b/Primarily includes the net interest revenue and expense associated with these contracts.

                 BANKAMERICA CORPORATION AND SUBSIDIARIES
                          FINANCIAL HIGHLIGHTS

                                 TABLE 9
                  IMPACT OF CREDIT CARD SECURITIZATION

                                                    Fourth Quarter 1996/a/
                            -------------------------------------------
                                    Before
    (dollar amounts            Credit Card     Credit Card
    in millions)            Securitization  Securitization    Reported
                            --------------  --------------    --------

   Operating Results:
 1 Net interest income            $  2,165         $   (35)   $  2,130
 2 Noninterest income                1,483              16       1,499
                                  --------         -------    --------
 3    Total revenue                  3,648             (19)      3,629
 4 Noninterest expense               2,250               -       2,250
                                  --------         -------    --------
 5 Income before provision
      for credit losses and
      income taxes                   1,398             (19)      1,379
 6 Provision for credit
      losses                           239             (19)/b/     220
                                  --------         -------    --------
 7    Income before income
        taxes                     $  1,159         $     -    $  1,159
                                  ========         =======    ========

 8 Net Interest Margin                4.17%          (0.04)%      4.13%

   Balance Sheet Data at
      Period End:
 9 Credit card loans
      outstanding                 $ 10,178         $(1,471)   $  8,707
10 Total assets                    252,224          (1,471)    250,753

   Average Balance
      Sheet Data:
11 Credit card loans                 9,704          (1,366)      8,338
12 Earning assets                  207,681          (1,366)    206,315
13 Total Assets                    246,843          (1,366)    245,477

14 Net Credit Losses - credit
      card portfolio                   123             (19)        104

   Selected Financial Ratios:
15 Annualized ratio of net
      credit losses on credit
      card loans to average credit
      card loans outstanding          5.04%          (0.09)%      4.95%
16 Delinquent credit card
      loan ratio/c/                   2.40           (0.04)       2.36

--------------------------------------------------------------------------------

/a/Impact of the credit card securitization includes the effects of the third quarter securitization of $500 million and the fourth quarter securitization of $971 million.
/b/Represents the investors' share of charge-offs.
/c/60 days or more past due.

                 BANKAMERICA CORPORATION AND SUBSIDIARIES
                          FINANCIAL HIGHLIGHTS

                                TABLE 10
                            LOAN OUTSTANDINGS


                                         Dec. 31  Sept. 30    Dec. 31
   (in millions)                            1996      1996       1995
                                        --------  --------   --------

    DOMESTIC
    Consumer:
 1    Residential first mortgages       $ 37,459  $ 37,445   $ 36,572
 2    Residential junior mortgages        14,743    14,525     13,777
 3    Other installment                   16,979    15,998     13,834
 4    Credit card                          8,707     9,021      9,139
 5    Other individual lines of credit     1,948     1,845      1,847
 6    Other                                  401       303        319
                                        --------  --------   --------
 7      Total consumer                    80,237    79,137     75,488

   Commercial:
 8    Commercial and industrial           33,404    33,076     32,745
 9    Loans secured by real estate        12,488    12,062     10,975
10    Financial institutions               3,109     2,537      2,834
11    Lease financing                      2,542     2,682      1,927
12    Construction and development
        loans secured by real estate       2,252     2,530      3,153
13    Loans for purchasing or carrying
        securities                         1,941     1,328      1,458
14    Agricultural                         1,696     1,561      1,737
15    Other                                1,270     1,253      1,574
                                        --------  --------   --------
16      Total commercial                  58,702    57,029     56,403
                                        --------  --------   --------
17        Total domestic loans           138,939   136,166    131,891

   FOREIGN
18 Commercial and industrial              16,394    16,257     15,003
19 Banks and other financial
      institutions                         3,958     3,480      3,386
20 Governments and official
      institutions                           970       943      1,020
21 Other                                   5,154     4,987      4,073
                                        --------  --------   --------
22    Total foreign loans                 26,476    25,667     23,482
                                        --------  --------   --------

23      Total Loans                     $165,415  $161,833   $155,373
                                        ========  ========   ========

                BANKAMERICA CORPORATION AND SUBSIDIARIES
                          FINANCIAL HIGHLIGHTS

                                TABLE 11
                      SELECTED CREDIT QUALITY DATA


                                         Dec. 31  Sept. 30    Dec. 31
  (dollar amounts in millions)              1996      1996       1995
                                        --------  --------   --------
   Nonaccrual assets:
 1   Commercial and industrial            $  289    $  357     $  586
 2   Commercial loans secured by real
       estate                                206       229        280
 3   Construction and development
       loans secured by real estate           95       119        495
 4   Consumer                                415/a/    291        385
 5   Foreign                                 113       123        145
                                          ------    ------     ------
 6       Total nonaccrual assets          $1,118    $1,119     $1,891
                                          ======    ======     ======

 7 Restructured loans                     $  302    $  274     $  113
 8 Loans past due 90 days or more
     and still accruing interest/b/          235/a/    363        411
 9 Other real estate owned                   353       397        492
10 Allowance for credit losses to
     total loans                            2.13%     2.17%      2.29%
11 Allowance for credit losses to
     total nonaccrual assets              315.11    313.77     187.93
   Annualized ratio of net credit
     losses to average total loan
     outstandings:
12   Quarter ended                          0.51      0.56       0.60
13   Year-to-date                           0.58      0.60       0.40
--------------------------------------------------------------------------------

/a/During the fourth quarter of 1996, BAC changed the past due period for nonaccrual residential real estate loans and certain nonaccrual consumer loans that were collateralized by junior mortgages on residential real estate. The maximum period loans can be past due before being placed on nonaccrual status was reduced from 180 days to 90 days. As a result of this change, nonaccrual loans increased by $144 million while loans past due 90 days or more and still accruing interest decreased by the same amount.
/b/Includes consumer loans of $187 million, $332 million, and $354 million at December 31, 1996, September 30, 1996, and December 31, 1995, respectively.

                BANKAMERICA CORPORATION AND SUBSIDIARIES
                          FINANCIAL HIGHLIGHTS

                                TABLE 12
                 ANALYSIS OF CHANGE IN NONACCRUAL ASSETS

                               Fourth      Third    Second      First
                              Quarter    Quarter   Quarter    Quarter
   (in millions)                 1996       1996      1996       1996
                              -------    -------   -------    -------

 1 Balance, beginning
      of period                $1,119     $1,488    $1,697     $1,891

   Additions:
 2    Loans placed on
        nonaccrual status         119         66       129        191
 3    Leases acquired               -         34         -          -
 4    Other/a/                    144          -         -          -

   Deductions:
 5    Sales                       (33)        (4)      (26)       (67)
 6    Restored to
        accrual status            (34)      (229)      (37)       (60)
 7    Foreclosures                 (3)        (5)       (6)       (11)
 8    Charge-offs                 (19)       (51)      (77)       (90)
 9    Other, primarily
        payments                 (175)      (180)     (192)      (157)
                               ------     ------    ------     ------

10   Balance, end of period    $1,118     $1,119    $1,488     $1,697
                               ======     ======    ======     ======

--------------------------------------------------------------------------------
/a/During the fourth quarter of 1996, BAC changed the past due period for nonaccrual residential real estate loans and certain nonaccrual consumer loans that were collateralized by junior mortgages on residential real estate. The maximum period loans can be past due before being placed on nonaccrual status was reduced from 180 days to 90 days. As a result of this change, nonaccrual loans increased by $144 million while loans past due 90 days or more and still accruing interest decreased by the same amount.

                BANKAMERICA CORPORATION AND SUBSIDIARIES
                          FINANCIAL HIGHLIGHTS

                                TABLE 13
                     NET CREDIT LOSSES (RECOVERIES)

                                          Fourth     Third     Fourth
                                         Quarter   Quarter    Quarter
   (in millions)                            1996      1996       1995
                                         -------   -------    -------

  Domestic consumer:
 1   Residential first mortgages            $  7      $ 11       $ 12
 2   Residential junior mortgages             12        13         15
 3   Other installment                        64        42         38
 4   Credit card                             104       111         93
 5   Other individual lines of credit         17        17         15
 6   Other                                     4         4          2
   Domestic commercial:
 7   Commercial and industrial                 -         9         60
 8   Loans secured by real estate             (3)        2          4
 9   Construction and development
       loans secured by real estate            1        16          3
10   Financial institutions, lease
       financing, loans for
       purchasing or carrying
       securities, and agricultural            1         -          3
                                            ----      ----       ----
11       Total domestic                      207       225        245
12 Foreign                                     -         1        (14)
                                            ----      ----       ----

13         Total Net Credit Losses          $207      $226       $231
                                            ====      ====       ====

================================================================================


                                TABLE 14
           DOMESTIC CONSUMER LOAN DELINQUENCY INFORMATION/a/


                                         Dec. 31  Sept. 30    Dec. 31
 (dollar amounts in millions)               1996      1996       1995
                                        --------  --------   --------
   Delinquent consumer loans:
 1   Residential first mortgages            $477      $518     $  642
 2   Residential junior mortgages             62        64         90
 3   Credit card                             206       207        190
 4   Other                                   129       113        100
                                            ----      ----     ------
 5     Total delinquent consumer loans      $874      $902     $1,022
                                            ====      ====     ======

   Delinquent consumer loan ratios/b/:
 6   Residential first mortgages            1.27%     1.38%      1.76%
 7   Residential junior mortgages           0.42      0.44       0.67
 8   Credit card                            2.36      2.29       2.08
 9   Other                                  0.67      0.63       0.62
10     Total delinquent consumer
         loan ratio                         1.09%     1.14%      1.36%
                                            ====      ====       ====

--------------------------------------------------------------------------------
/a/60 days or more past due.
/b/Ratios represent delinquency balances expressed as a percentage of total loans for that loan category.

                BANKAMERICA CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF OPERATIONS

                                          Fourth     Third     Fourth
                                         Quarter   Quarter    Quarter
   (in millions)                            1996      1996       1995
                                         -------   -------    -------
   INTEREST INCOME
 1 Loans, including fees                  $3,388    $3,371     $3,287
 2 Interest-bearing deposits in banks        145        95        119
 3 Federal funds sold                          7         9          5
 4 Securities purchased under
      resale agreements                      144       178        147
 5 Trading account assets                    270       268        200
 6 Available-for-sale and held-to-
      maturity securities                    284       285        313
                                          ------    ------     ------
 7      TOTAL INTEREST INCOME              4,238     4,206      4,071

   INTEREST EXPENSE
 8 Deposits                                1,406     1,332      1,307
 9 Federal funds purchased                    20        17         35
10 Securities sold under repurchase
      agreements                             155       201        147
11 Other short-term borrowings               254       243        168
12 Long-term debt                            266       254        265
13 Subordinated capital notes                  7         7         12
                                          ------    ------     ------
14      TOTAL INTEREST EXPENSE             2,108     2,054      1,934
                                          ------    ------     ------
15      NET INTEREST INCOME                2,130     2,152      2,137
16 Provision for credit losses               220       235        130
                                          ------    ------     ------
17      NET INTEREST INCOME AFTER
          PROVISION FOR CREDIT LOSSES      1,910     1,917      2,007

   NONINTEREST INCOME
18 Deposit account fees                      364       345        334
19 Credit card fees                           94        92         84
20 Trust fees                                 57        53         72
21 Other fees and commissions                370       360        304
22 Trading income                            134       153        115
23 Venture capital activities                108        97         93
24 Net gain on sales of assets                63        64         29
25 Net gain on sales of
      subsidiaries and operations              5        41         42
26 Gain on issuance of
      subsidiary's stock                     147         -          -
27 Net gain on available-for-sale
      securities                              20         7          7
28 Other income                              137       107         78
                                          ------    ------     ------
29      TOTAL NONINTEREST INCOME           1,499     1,319      1,158

   NONINTEREST EXPENSE
30 Salaries                                  834       822        819
31 Employee benefits                         167       191        147
32 Occupancy                                 193       188        198
33 Equipment                                 184       180        169
34 Amortization of intangibles                92        93         99
35 Communications                             92        89         93
36 Professional services                      95        88         92
37 Restructuring charges                     280         -          -
38 Regulatory fees and related expenses        2        95         23
39 Other expense                             311       335        326
                                          ------    ------     ------
40      TOTAL NONINTEREST EXPENSE          2,250     2,081      1,966
                                          ------    ------     ------
41      INCOME BEFORE INCOME TAXES         1,159     1,155      1,199
42 Provision for income taxes                412       472        495
                                          ------    ------     ------

43           NET INCOME                   $  747    $  683     $  704
                                          ======    ======     ======

                BANKAMERICA CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF OPERATIONS

                                                           Year Ended
                                                          December 31
                                                  -------------------
   (in millions)                                     1996        1995
                                                  -------     -------

   INTEREST INCOME
 1 Loans, including fees                          $13,363     $12,707
 2 Interest-bearing deposits in banks                 453         466
 3 Federal funds sold                                  29          32
 4 Securities purchased under
      resale agreements                               653         618
 5 Trading account assets                           1,001         741
 6 Available-for-sale and held-to-
      maturity securities                           1,160       1,276
                                                  -------     -------
 7      TOTAL INTEREST INCOME                      16,659      15,840

   INTEREST EXPENSE
 8 Deposits                                         5,359       4,923
 9 Federal funds purchased                             79         131
10 Securities sold under repurchase
      agreements                                      695         581
11 Other short-term borrowings                        883         630
12 Long-term debt                                   1,023       1,067
13 Subordinated capital notes                          33          46
                                                   ------     -------
14      TOTAL INTEREST EXPENSE                      8,072       7,378
                                                   ------     -------
15      NET INTEREST INCOME                         8,587       8,462
16 Provision for credit losses                        885         440
                                                   ------      ------
17      NET INTEREST INCOME AFTER
          PROVISION FOR CREDIT LOSSES               7,702       8,022

   NONINTEREST INCOME
18 Deposit account fees                             1,399       1,303
19 Credit card fees                                   355         315
20 Trust fees                                         229         300
21 Other fees and commissions                       1,383       1,269
22 Trading income                                     630         527
23 Venture capital activities                         427         337
24 Net gain on sales of assets                        197          71
25 Net gain on sales of
      subsidiaries and operations                     180          25
26 Gain on issuance of subsidiary's stock             147           -
27 Net gain on available-for-sale
      securities                                       61          34
28 Other income                                       404         365
                                                   ------      ------
29      TOTAL NONINTEREST INCOME                    5,412       4,546

   NONINTEREST EXPENSE
30 Salaries                                         3,291       3,309
31 Employee benefits                                  773         718
32 Occupancy                                          757         738
33 Equipment                                          702         663
34 Amortization of intangibles                        373         428
35 Communications                                     363         359
36 Professional services                              344         313
37 Restructuring charges                              280           -
38 Regulatory fees and related expenses               123         176
39 Other expense                                    1,335       1,297
                                                   ------      ------
40      TOTAL NONINTEREST EXPENSE                   8,341       8,001
                                                   ------      ------
41      INCOME BEFORE INCOME TAXES                  4,773       4,567
42 Provision for income taxes                       1,900       1,903
                                                   ------      ------

43           NET INCOME                            $2,873      $2,664
                                                   ======      ======

                  BANKAMERICA CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET


                                         Dec. 31  Sept. 30    Dec. 31
   (in millions)                            1996      1996       1995
                                        --------  --------   --------
    ASSETS
 1  Cash and due from banks             $ 16,223  $ 13,619   $ 14,312
 2  Interest-bearing deposits in banks     5,708     5,829      5,761
 3  Federal funds sold                       134       306        721
 4  Securities purchased under resale
      agreements                           7,275     6,287      4,962
 5  Trading account assets                12,205    14,000      9,516
 6  Available-for-sale securities         12,113    11,717     12,043
 7  Held-to-maturity securities            4,138     4,200      4,656

 8  Loans                                165,415   161,833    155,373
 9  Less: Allowance for credit losses      3,523     3,511      3,554
                                        --------  --------   --------
10    Net loans                          161,892   158,322    151,819
11  Customers' acceptance liability        2,861     3,165      2,295
12  Accrued interest receivable            1,441     1,435      1,458
13  Goodwill, net                          3,938     4,017      4,192
14  Identifiable intangibles, net          1,616     1,664      1,806
15  Unrealized gains on off-balance-
      sheet instruments                    7,682     6,598      7,801
16  Premises and equipment, net            3,987     3,968      3,985
17  Other assets                           9,540     7,826      7,119
                                        --------  --------   --------

18     TOTAL ASSETS                     $250,753  $242,953   $232,446
                                        ========  ========   ========

    LIABILITIES & STOCKHOLDERS' EQUITY
    Deposits in domestic offices:
19    Interest-bearing                  $ 84,133  $ 83,779   $ 84,097
20    Noninterest-bearing                 39,694    37,589     36,820
    Deposits in foreign offices:
21    Interest-bearing                    42,732    42,035     37,886
22    Noninterest-bearing                  1,456     1,498      1,691
                                        --------  --------   --------
23     Total deposits                    168,015   164,901    160,494
24  Federal funds purchased                2,176     1,093      5,160
25  Securities sold under repurchase
      agreements                           7,644     8,489      6,383
26  Other short-term borrowings           17,566    16,263      7,627
27  Acceptances outstanding                2,861     3,165      2,295
28  Accrued interest payable                 879       868        848
29  Unrealized losses on off-balance-
      sheet instruments                    7,633     6,458      8,227
30  Other liabilities                      5,981     5,750      5,862
31  Long-term debt                        15,430    15,099     14,723
32  Subordinated capital notes               355       355        605
                                        --------  --------   --------
33     TOTAL LIABILITIES                 228,540   222,441    212,224

                         (Continued on Next Page)

                  BANKAMERICA CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                                (CONTINUED)

                                         Dec. 31  Sept. 30    Dec. 31
   (in millions)                            1996      1996       1995
                                        --------  --------   --------

34  Corporation  obligated  mandatorily
      redeemable  preferred  securities
      of subsidiary trusts holding
      solely junior subordinated
      deferrable interest debentures
      of the Corporation                   1,500         -          -

    STOCKHOLDERS' EQUITY
35  Preferred stock                        2,242     2,242      2,623
36  Common stock                             605       605        602
37  Additional paid-in capital             8,467     8,458      8,328
38  Retained earnings                     11,500    10,989      9,606
39  Net unrealized gain (loss) on
      available-for-sale securities           32       (27)         1
40  Common stock in treasury, at cost     (2,133)   (1,755)      (938)
                                        --------  --------   --------
41     TOTAL STOCKHOLDERS' EQUITY         20,713    20,512     20,222
                                        --------  --------   --------

42       TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY         $250,753  $242,953   $232,446
                                        ========  ========   ========
